UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

January 5, 2014

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8500

_____________________N/A_____________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2014, the Board of Directors of Texas Gulf Energy, Incorporated (the “Company”) convened to review several matters including leadership through 2014. To this end, the Board of Directors elected John A. Haney as the Company’s new Chief Financial Officer. The Board of Directors also requested that Craig Crawford, whose resignation was announced in a Current Report on Form 8-K dated December 17, 2013, which was filed with the Securities and Exchange Commission on December 19, 2013, continue as the Interim Chief Executive Officer through March 31, 2014. Mr. Crawford has agreed to do so. In addition to continuing as Interim Chief Executive Officer, Mr. Crawford will continue to serve on the Board of Directors through his current term. Mr. Crawford will oversee the required SEC Form 10-K filing and certify the results once the audit is completed.

John Haney, 42, has been assisting the Company for the previous six months as a finance and accounting consultant, including management of the accounting staff as well as assisting with the recent transaction involving the sale of certain Company subsidiary assets. Mr. Haney has an extensive background in investment banking and corporate finance and he is expected to provide a new perspective on the Company’s strategic goals for the future.

Prior to joining the Company, Mr. Haney worked for Merger Partners, Inc., from 2012 until 2013, as a Managing Director specializing in buy-side merger and acquisition advisory. Prior to joining Merger Partners, Inc., from 2007 until 2012, Mr. Haney co-founded Fount Capital an acquisition and divestiture advisory firm where he advised clients on strategic planning and acquisition analysis.  Prior to founding Fount Capital, he managed corporate finance and budgeting for BenefitMall, Austin Ventures Company until it was sold to Allied Capital in 2007.

Mr. Haney holds a Bachelors of Science from Vanderbilt University and a Masters in Business Administration from Southern Methodist University.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014	TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
	Name:	Craig Crawford
	Title:	Interim Chief Executive Officer